Exhibit 99.2

Rexam Closures Combined Financial Statements

Index

Page

Report of Independent Auditors	2
Combined Statements of Operations for the years ended December 31, 2010, 2009 and 2008	3
Combined Balance Sheets as of December 31, 2010 and 2009	4
Combined Statements of Changes in Owners’ Net Investment Attributable to Rexam Closures for the
years ended December 31, 2010, 2009 and 2008	5
Combined Statements of Cash Flows for the years ended December 31, 2010, 2009 and 2008	6
Notes to Combined Financial Statements	7 to 21

Report of Independent Auditors

To the Board of Directors and Shareholder of Rexam Inc:

In our opinion, the combined financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Rexam Closures (the “Business”), a component of Rexam PLC (the “Company” or "Rexam") at December 31, 2010 and December 31, 2009, and the results of its operations and its cash flows for each of the three years ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

As discussed in Notes 1 and 3 to the combined financial statements, the Business and Rexam and its subsidiaries, engage in extensive intercompany transactions.  These financial statements have been derived from the financial statements of Rexam and reflect significant allocations of the costs of the services provided to the Business by Rexam and its subsidiaries on a basis that management believes is appropriate in the circumstances.  The financial position, results of operations and cash flows of the Business could differ from those that would have resulted had the Business operated autonomously or independently of Rexam and its subsidiaries.

/s/ PricewaterhouseCoopers LLP
May 11, 2011

PricewaterhouseCoopers LLP, 1900 St. Antoine Street, Detroit, MI 48226-2263
T: (313)394 6000, F: (313)394 6555, www.pwc.com/us

Rexam Closures

                                              Combined Statements of Operations
Dollars in millions
Years ended December 31,	2010	2009	2008

Revenues
Net sales	$533.3	$551.5	$687.8

Costs and expenses
Cost of goods sold excluding depreciation and amortization	(408.3)	(404.9)	(520.1)
Depreciation and amortization	(46.9)	(67.0)	(63.2)
Impairment of goodwill and long lived assets	(0.8)	(671.9)	(3.2)
Restructuring costs	(14.1)	(9.8)	(8.1)
Research and development	(5.5)	(6.5)	(7.2)
Selling, general and administrative	(62.9)	(72.8)	(65.3)

Total costs and expenses	(538.5)	(1,232.9)	(667.1)

Operating (loss)/income	(5.2)	(681.4)	20.7
Net interest expense - affiliates	(14.8)	(10.4)	(3.1)
Equity loss in partially owned affiliates	(0.6)	(1.5)	(1.8)
Loss on the sale of partially owned affiliate	–	(5.4)	–

(Loss)/income before income tax benefit/(expense)	(20.6)	(698.7)	15.8
Income tax benefit/(expense)	5.9	115.9	(7.1)

Net (loss)/income	(14.70)	(582.80)	8.70
Net income attributable to non controlling interests	(0.9)	(0.7)	(0.6)

Net (loss)/income attributable to Rexam Closures	$(15.6)	$(583.5)	$8.1

                                                             The accompanying notes are an integral part of these combined financial statements

Rexam Closures

                                              Combined Balance Sheets
Dollars in millions
As of December 31,	2010	2009

Assets
Current assets
Cash	$7.1	$6.7
Inventories	47.6	53.9
Accounts receivable, net	31.3	46.6
Prepaid expenses and other current assets	9.1	13.3

Total current assets	95.1	120.5

Investment in partially owned affiliate	2.6	3.2
Property, plant, and equipment, net	201.2	245.7
Goodwill	88.6	88.6
Intangible assets, net	134.1	142

Total assets	521.6	600

Liabilities and owners’ net investment
Short term debt – affiliates	147.6	131.6
Deferred income taxes	1.1	0.2
Accounts payable	40.3	47.5
Accrued and other current liabilities	32.3	37.5

Total current liabilities	221.3	216.8

Deferred income taxes	60.7	69.7
Other long term liabilities	0.6	0.1

Total liabilities	282.6	286.6

Commitments and contingencies (Note 17)

Owners’ net investment
Owners’ net investment before accumulated other comprehensive
Income/(loss)	233.9	311.4
Accumulated other comprehensive income/(loss)	2.1	$(0.6)

Owners’ net investment attributable to Rexam Closures	236	310.8
Owners’ net investment attributable to non controlling interests	3	2.6

Total owners’ net investment	239	313.4

Total liabilities and owners’ net investment	$521.6	$600.0

                                                              The accompanying notes are an integral part of these combined financial statements

Rexam Closures

                                      Combined Statements of Changes in Owners’ Net Investment Attributable to Rexam Closures
Dollars in millions
Years ended December 31,	2010	2009	2008

Owners’ net investment before accumulated other
comprehensive income/(loss)
Balance as of January 1	$311.4	$939.0	$1,018.2
Net (loss)/income attributable to Rexam Closures	(15.6)	(583.5)	8.1
Net cash distributions to Rexam	(28.4)	(44.1)	(87.3)
Net non cash distributions to Rexam	(33.5)	–	–

Balance as of December 31	233.9	311.4	939.0

Accumulated other comprehensive income/(loss)
Balance as of January 1	(0.6)	(5.8)	2.0
Exchange differences	2.7	5.2	(7.8)

Balance as of December 31	2.1	(0.6)	(5.8)

Owners’ net investment attributable to Rexam Closures	$236.0	$310.8	$933.2

Total comprehensive (loss)/income
Net (loss)/income attributable to Rexam Closures	$(15.6)	(583.5)	8.1
Exchange differences	2.7	5.2	(7.8)
Total comprehensive (loss)/income	$(12.9)	$(578.3)	$0.3

                                                   The accompanying notes are an integral part of these combined financial statements

Rexam Closures

                                      Combined Statements of Cash Flows
Dollars in millions
Years ended December 31,	2010	2009	2008

Operating activities
Net (loss)/income	$(14.7)	(582.8)	$8.7
Non cash charges/(credits)
- Depreciation and amortization	46.9	67.0	63.2
- Impairment of goodwill and long lived assets	0.8	671.9	3.2
- Deferred income taxes	(7.5)	(118.2)	(4.9)
- Equity loss in partially owned affiliates	0.6	1.5	1.8
- Loss on sale of partially owned affiliate	–	5.4	–
Change in operating assets and liabilities
- Inventories	(1.2)	21.9	10.2
- Accounts receivable	15.3	19.7	(15.8)
- Prepaid expenses and other current assets	4.2	11.9	(18.2)
- Accounts payable	(3.8)	(19.2)	51.8
- Accrued and other current liabilities	(5.0)	(14.3)	26.9
- Other	(2.2)	11.0	6.6

Net cash provided by operating activities	33.4	75.8	133.5

Investing activities
Capital expenditures	(29.1)	(31.4)	(47.6)
Proceeds from disposal of property, plant and equipment	7.3	0.5	0.2
Sale of partially owned affiliate	–	3.0	–
Adjustment to consideration for OI Plastic Products FTS Inc	–	–	8.9

Net cash used in investing activities	(21.8)	(27.9)	(38.5)

Financing activities
Net cash distributions to Rexam	(28.4)	(44.1)	(87.3)
Increase/(decrease) in affiliate debt	16.0	(6.3)	(6.9)
Dividends paid to non controlling interests	(0.8)	(0.3)	–
Other	(0.2)	0.1	(1.7)

Net cash used in financing activities	(13.4)	(50.6)	(95.9)

Exchange differences	2.2	2.7	(1.1)

Increase/(decrease) in cash	0.4	–	(2.0)

Cash as of January 1	6.7	6.7	8.7

Cash as of December 31	$7.1	$6.7	$6.7

                                                   The accompanying notes are an integral part of these combined financial statements

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

1.	Nature of operations and basis of presentation

Rexam Closures (the "Business") is a component of the Plastic Packaging operating segment of Rexam PLC ("Rexam"), a publicly traded company on the London Stock Exchange based in London, UK. The operations of the Business reside substantially within various wholly owned subsidiaries of Rexam Inc, itself a wholly owned subsidiary of Rexam PLC.

The combined financial statements reflect the historical financial position, results of operations and cash flows of the Business for the years presented. During the years presented the Business manufactured plastic packaging closure products in the United States, Brazil, Hungary, Poland and Mexico, manufactured bottles for ink jet cartridges in Singapore and Malaysia and assembled ink jet cartridges in Singapore. The combined financial statements reflect the amounts that have been “carved out” from Rexam’s consolidated financial statements and reflect assumptions and allocations made by Rexam to depict the Business on a stand alone basis. As certain expenses reflected in the combined financial statements include allocations of corporate expenses from Rexam and allocations of expenses incurred at Rexam shared service locations, the combined financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a stand alone entity. Therefore, the combined financial statements may not necessarily be indicative of the future financial position, results of operations and cash flows.

As Rexam uses a centralized cash management system, all allocated costs and expenses have been deemed to have been paid by the Business to Rexam in the year in which the costs were incurred. Likewise current income taxes are deemed to have been remitted, in cash, by or to Rexam in the year the related income taxes were recorded.  Amounts due to or due from Rexam, excluding “short term debt - affiliates”, have been classified within owners’ net investment. A discussion of the relationship with Rexam, including a description of the costs that have been allocated to the Business, is included in Note 3 "Related Parties".

During 2010, the Business reorganized certain operations resulting in net assets being transferred to other Rexam entities. The transfer of net assets has been reflected as net non cash distributions to Rexam of $33.5 for the year ended December 31, 2010.

Cash in the Combined Balance Sheets represents cash held locally by the Business and excludes the shared treasury function of Rexam. There is no external long term debt specifically related to the operations of the Business, and therefore none has been attributed to the combined financial statements.

2.	Summary of accounting principles

Use of estimates

The preparation of the combined financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. The Business bases its estimates on historical experience, knowledge of current business conditions and various other factors it believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Combination

The combined financial statements have been prepared for the Business on the basis it was historically managed by Rexam. All significant intercompany transactions within the Business have been eliminated. All significant balances between the Business and other Rexam entities are included in the combined financial statements as a component of owners’ net investment, apart from “short term debt - affiliates” discussed below. All intercompany transactions with Rexam are considered to be settled for cash in the Combined Statements of Cash Flows at the time the transaction is recorded except for the net asset transfer described in Note 1.

Cash

Cash includes cash on hand and demand deposits that are highly liquid in nature and have original maturities of three months or less.

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

2.	Summary of accounting principles (continued)

Accounts receivable

Accounts receivable are recognized net of estimated payment discounts, product return allowances and uncollectible allowances. Uncollectible allowances were $0.5 and $0.9 at December 31, 2010 and 2009, respectively.

Financial instruments
The carrying amount of cash, trade receivables and trade accounts payable approximates fair value due to the short maturity (less than one year) of the instruments. Derivative financial instruments are recorded in the Consolidated Balance Sheets at fair value as either assets or liabilities. Changes in the fair value of derivatives are recorded in each year in cost of goods sold in the Combined Statements of Operations as they are not designated as part of a hedge transaction. The cost/(income) related to changes in fair value of derivatives was $0.4, $(9.7), and $9.2 for the years ended December 31, 2010, 2009 and 2008, respectively.

Inventories

Inventories are stated at the lower of cost and market value. Cost is determined on a first in first out basis.  Components of finished goods and work in process include raw materials, labor and overheads.

Property, plant and equipment

Property, plant and equipment is carried at cost less accumulated depreciation. Depreciation is provided over the assets’ useful lives using the straight line method. Land and assets under construction are not depreciated. For all other long lived assets, depreciation is calculated to allocate cost, less residual value of the assets, over their estimated useful lives as follows:

Buildings                                                                                                         Up to 50 years
Machinery and equipment                                                                    7 to 17 years
Computer software                                                                                         2 to 7 years

The Business reviews long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Business conducts its long lived asset impairment analyses in accordance with Accounting Standards Codification (ASC) 360-10-15, “Impairment or Disposal of Long-Lived Assets”. ASC 360-10-15 requires the Business to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset group is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals. Following this methodology, the Business recorded impairment charges of property, plant and equipment, primarily in the US Segment, of $0.8, $18.6 and $3.2 for the years ended December 31, 2010, 2009 and 2008, respectively.

The Business capitalizes costs associated with purchased software and internally developed software, in accordance with ASC 350-40, “Internal-Use Software”.

Goodwill and intangible assets

Goodwill represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Goodwill is not amortized but is subject to annual impairment testing, or more frequently if there are indicators an impairment may be present, using the guidance and criteria described in ASC 350, “Intangibles  Goodwill and Other”.  The Business performs its annual goodwill impairment analysis as of December 31 for each fiscal year. The Business evaluates whether goodwill has been impaired at the reporting unit level by first determining whether the estimated fair value of the reporting unit is less than its carrying value and, if so, by determining whether the implied fair value of goodwill within the reporting unit is less than the carrying value. Fair values are determined by discounted future cash flow analyses.

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

2.	Summary of accounting principles (continued)

The Business does not have any indefinite lived intangible assets. Intangible assets with finite lives are amortized over their estimated useful lives and are subject to impairment testing if events or changes in circumstances indicate that the asset might be impaired in accordance with ASC 360-10-15, “Impairment or Disposal of Long-Lived Assets” in a similar manner to property, plant and equipment.

The Business conducted its annual impairment test of goodwill as of December 31, 2009 and as a result it concluded that the carrying amount of goodwill assigned to the US reporting unit exceeded the implied fair value. Consequently it recorded an impairment charge in the US Segment of $389.7 for the year ended December 31, 2009. The Business was valued using the income approach, which required estimates of future operating results and cash flows discounted using a discount rate of 9.5 percent. The estimates of future operating results and cash flows were principally derived from financial outlook of the Business as of December 31, 2009 in light of the anticipated decline in future profitability and cash flow forecasts resulting from adverse market conditions in the US economy.

The Business considered the downturn in the financial outlook as a triggering event to perform an impairment assessment over long lived intangible assets. This impairment assessment indicated the carrying values could not be recovered through undiscounted future net cash flows. The Business measured the amount of impairment by calculating the amount by which the carrying value of the assets exceeded their estimated fair values, which were based on projected discounted future net cash flows, resulting in an impairment charge in the US Segment of $263.6 for the year ended December 31, 2009.

Partially owned affiliates

The Business accounts for its 50% ownership in Rexam Mega SA de CV using the equity method.  The investment balance was $2.6 and $3.2 as of December 31, 2010 and 2009, respectively.

In May 2009 the Business sold its interest in an partially owned affiliate for $3.0, realizing a loss of $5.4 on the transaction.

The Business's share of losses in its partially owned affiliates was $0.6, $1.5 and $1.8 for the years ended December 31, 2010, 2009 and 2008, respectively.

Income taxes

Income taxes are presented on a separate return basis as if the Business were a standalone entity. Historically, the US segment of the Business has been included in the consolidated tax return of Rexam Inc. Current income taxes are assumed to be settled with Rexam, in the year the related income taxes are recorded, through distributions to Rexam. The Business accounts for deferred income taxes using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year of enactment of such change. No provision is made for US income taxes applicable to undistributed earnings of foreign operations that are indefinitely reinvested. The Business provides for tax benefits that arise from uncertain tax positions. This liability is provided whenever the Business determines that a tax benefit will not meet a more likely than not threshold for recognition.

Revenue recognition

The Business recognizes revenue from product sales when the title and risk of loss has transferred to the customer, when the Business has no remaining obligations regarding the transaction and when collection is reasonably assured. The Business reduces revenue for estimated customer returns and other allowances including estimated rebates to be provided to customers. Shipping and handling fees and costs incurred in connection with products sold are recorded within cost of goods sold in the Combined Statements of Operations.

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

2.	Summary of accounting principles (continued)

Foreign currency translation

The functional currencies of all non US operations of the Business are the local currencies. Assets and liabilities are translated into US dollars at the rates of exchange on the balance sheet date. Income and expenses are translated into US dollars at the average rates of exchange prevailing during the year. The related translation adjustments are accumulated in a separate section of the Combined Statements of Changes in Owners’ Net Investment Attributable to Rexam Closures.

Research and development

Research and development costs are expensed as incurred.

Employee benefit plans

Certain employees of the Business participate in Rexam sponsored employee benefit plans including defined benefit pension plans and post retirement healthcare plans. The cost of the shared employee benefit plans has been allocated to the Business and recognized in the Combined Statements of Operations.

Stock based compensation

Certain employees of the Business participate in Rexam sponsored equity settled and cash settled stock based compensation arrangements. The expense reflected in the combined financial statements relates to stock awards of Rexam and not stock awards of the Business, as the Business does not grant stock awards.

For equity settled stock options, the services received from employees are measured by reference to the fair value of the stock options. The fair value is calculated at grant date and recognized as an expense in the Combined Statements of Operations, together with a corresponding increase in owners’ net investment, on a straight line basis over the vesting period, which is generally three years and based on an estimate of the number of options that will eventually vest. Vesting conditions, which comprise service conditions and performance conditions, are not taken into account when estimating the fair value. All non vesting conditions are included in the fair value. For cash settled stock options, the services received from employees are measured as the fair value of the liability and recognized as an expense in the Combined Statements of Operations on a straight line basis over the vesting period. The fair value of the liability is measured at each balance sheet date and at the date of settlement, with changes in fair value recognized in the Combined Statements of Operations.

New accounting pronouncements

In September 2009, the Financial Accounting Standards Board (FASB) issued new standards for revenue recognition with multiple deliverables. These new standards impact the determination of when the individual deliverables included in a multiple element arrangement may be treated as separate units of accounting. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. These new standards are effective for fiscal years beginning after June 15, 2010 and may be applied retrospectively or prospectively for new or materially modified arrangements. The Business does not expect that the adoption of the guidance will have a material impact on its financial position, results of operations, cash flows or disclosures.

There are no other new accounting pronouncements that have been issued but not adopted in these combined financial statements that are expected to have a material impact.

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

3.	Related parties

Net sales in the Combined Statements of Operations include sales to affiliates of Rexam of $1.9, $1.2, and $0 for the years ended December 31, 2010, 2009, and 2008, respectively. With respect to these net sales, the cost of goods sold included in the Combined Statements of Operations was $1.4, $0.9, and $0 for the years ended December 31, 2010, 2009, and 2008, respectively.

Cost of goods sold in the Combined Statements of Operations includes purchases from affiliates of Rexam of $3.2, $5.1, and $1.4 for the years ended December 31, 2010, 2009, and 2008, respectively.

The Business receives various general and administrative services from Rexam shared service providers. These services include tax, treasury, accounting, human resources and information technology. The combined financial statements reflect allocated expenses associated with these centralized Rexam support functions and also include stock based compensation costs and overhead costs related to the support functions. Allocations are based on a number of utilization measures including headcount, revenue and IT users. All such amounts have been deemed to have been paid by the Business in the year in which the costs are recorded. Selling, general and administrative expenses in the Combined Statements of Operations include corporate allocations of $14.1, $17.1, and $14.1 for the years ended December 31, 2010, 2009, and 2008, respectively.

Central treasury activities include the investment of surplus cash, the issuance, repayment and repurchase of short term and long term debt and interest rate management. Rexam allocates interest on intercompany balances based on the average weighted cost of funds, which accumulates to balances outstanding. The Combined Statements of Operations includes net interest expense to affiliates of $14.8, $10.4 and $3.1 for the years ended December 31, 2010, 2009 and 2008, respectively. The weighted average interest rate was 4.4%, 2.8% and 0.7% for the years ended December 31, 2010, 2009 and 2008, respectively.

Rexam Delta Inc, a component of the Business, has a line of credit note with Rexam Inc included in the Combined Balance Sheets as “Short term debt - affiliates”.  The agreement was entered into on December 31, 2009 and is payable on demand or December 31, 2017 at the latest.  The note bears interest based on the average weighted cost of funds to the lender for each month on the balance outstanding including accrued and unpaid interest, compounded monthly. The fair value and book value of the note was $147.6 and $131.6 at December 31, 2010 and 2009, respectively.

Owners’ net investment in the Combined Balance Sheets includes intercompany receivables due from Rexam affiliates of $0.5 and $0.3, as of December 31, 2010 and 2009, respectively, intercompany payables due to Rexam affiliates of $0.3 and $0.7, as of December 31, 2010 and 2009, respectively and a receivable from the net impact of the central treasury activities of $183.1 and $207.5 as of December 31, 2010 and 2009, respectively.

4.       Employee benefit plans

Certain employees of the Business participate in Rexam's defined benefit pension and post retirement benefit plans. These benefits have been accounted for as multi-employer plans in these combined financial statements in accordance with ASC 715 “Retirement Plans”, which provides that an employer that participates in a multi-employer defined benefit plan is not required to report a liability beyond contributions currently due and unpaid to the plan. Therefore no assets or liabilities related to these plans have been included in the Combined Balance Sheets. Costs associated with these pension and post retirement benefits have been allocated to the Business based on the relative participation of employees of the Business in these plans.

Defined benefit plans

The cost/(income) of these benefits allocated to the Business was $1.6, $3.3 and $(0.6) for the years ended December 31, 2010, 2009, and 2008, respectively.  These costs/(income) are included in the Combined Statements of Operations within cost of goods sold and selling, general and administrative expenses.

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

4.       Employee benefit plans (continued)

Post retirement healthcare

The cost/(income) of these benefits allocated to the Business was $0.1, $0.1 and $(2.4) for the years ended December 31, 2010, 2009, and 2008, respectively. These costs/(income) are included in the Combined Statements of Operations within cost of goods sold and selling, general and administrative expenses.

5.       Inventories

As of December 31	2010	2009

Finished goods	$37.4	$42.9
Raw materials	14.8	13.4
Work in progress	2.6	5.6
Reserve for obsolete inventory	(7.2)	(8.0)
	$47.6	$53.9

6.	Prepaid expenses and other current assets

As of December 31	2010	2009

Prepaid expenses	$5.1	$8.6
Sales and other taxes	0.8	1.4
Rebates	0.4	1.9
Deposits	0.2	0.4
Other	2.6	1.0
	$9.1	$13.3

7.	Investments in partially owned affiliates

The changes in the carrying amount of the investments for the years ended December 31 are as follows:

	2010	2009

Balance as of January 1	$3.2	$11.6
Equity loss	(0.6)	(1.5)
Sale of investment	–	(8.4)
Capital contribution from Rexam	–	1.5
Balance as of December 31	$2.6	$3.2

No dividends were received from partially owned affiliates during either of the years presented.

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

8.	Property, plant and equipment, net

As of December 31	2010	2009

Land	$4.3	$5.4
Buildings	57.3	69.8
Machinery and equipment	294.4	338.7
Construction in progress	30.4	38.9
Computer software	9.2	9.2

	395.6	462.0
Accumulated depreciation	(194.4)	(216.3)
	$201.2	$245.7

Depreciation expense was $38.9, $38.9 and $35.1 for the years ended December 31, 2010, 2009 and 2008, respectively.

9.	Goodwill and intangible assets

The changes in the carrying amount of goodwill for the years ended December 31, all within the US segment of the Business, are as follows:

Total

Balance as of January 1, 2008	$487.2
Adjustment to consideration for OI Plastic Products FTS Inc	(8.9)
Balance as of December 31, 2008	478.3
Impairment charge	(389.7)
Balance as of December 31, 2009	88.6
Balance as of December 31, 2010	$88.6

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

9.	Goodwill and intangible assets (continued)

The changes in the carrying amount intangible assets for the years ended December 31 are as follows:

	Trade	Developed	License	Customer	Total
	names	technology	agreements	relationships

Balance as of January 1, 2008	$29.8	$99.0	$4.1	$328.4	$461.3
Additions	0.2	–	–	–	0.2
Amortization expense	(1.6)	(6.8)	(0.3)	(19.4)	(28.1)

Balance as of December 31, 2008	28.4	92.2	3.8	309.0	433.4
Additions	0.3	–	–	–	0.3
Amortization expense	(1.6)	(6.8)	(0.3)	(19.4)	(28.1)
Impairment charge	(20.9)	(31.7)	(3.5)	(207.5)	(263.6)

Balance as of December 31, 2009	6.2	53.7	–	82.1	142.0
Additions	0.1	–	–	–	0.1
Amortization expense	(0.3)	(3.6)	–	(4.1)	(8.0)

Balance as of December 31, 2010	$6.0	$50.1	$–	$78.0	$134.1

Estimated future amortization expense relating to intangible assets is as follows:

Fiscal year	Total

2011	$8.0
2012	8.0
2013	8.0
2014	8.0
2015	8.0
2016 and subsequent years	94.1

Total	$134.1

10.	Accrued and other current liabilities

As of December 31	2010	2009

Salaries, wages and employee benefits	$4.2	$6.5
Property, sales and use taxes	2.3	2.2
Capital expenditures	3.7	0.8
Rebates	5.5	5.6
Tooling and molds	4.6	7.1
Restructurings	5.0	8.2
Other accruals	7.0	7.1
	$32.3	$37.5

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

11.	Other long term liabilities

As of December 31	2010	2009

Cash settled stock based compensation	$0.60	$0.10

12.	Taxes on income

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and carryovers and credits for income tax purposes.

Significant components of the balance for deferred income taxes are as follows:

As of December 31	2010	2009

Inventory	$5.7	$3.9
Federal net operating losses carried forward	11.5	4.1
Property, plant and equipment	(27.5)	(26.9)
Intangible assets	(52.0)	(55.1)
Other	0.5	4.1

Total deferred income taxes	$(61.8)	$(69.9)

There is no valuation allowance in either of the years presented.

Income tax benefit/(expense) analyzed by US federal, state and foreign tax is as follows:

Years ended December 31	2010	2009	2008

Current tax:
US federal	$–	$–	$(9.1)
State	(0.1)	(0.4)	(1.0)
Foreign	(1.5)	(1.9)	(1.9)

	(1.6)	(2.3)	(12.0)

Deferred tax:
US federal	7.4	106.6	4.1
State	0.1	11.8	0.9
Foreign	-	(0.2)	(0.1)

	7.5	118.2	4.9

Total tax:
US federal	7.4	106.6	(5.0)
State	–	11.4	(0.1)
Foreign	(1.5)	(2.1)	(2.0)

Total income tax benefit/(expense)	$5.9	$115.9	$(7.1)

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

12.	Taxes on income (continued)

The (loss)/income before income tax benefit/(expense) is as follows:

Years ended December 31	2010	2009	2008

US	$(18.8)	$(695.9)	$15.5
Foreign	(1.8)	(2.8)	0.3

(Loss)/income before income tax benefit/(expense)	$(20.6)	$(698.7)	$15.8

Current income tax expense is as follows:

Year ended December 31	2010	2009	2008

US	$(0.1)	$(0.4)	$(10.1)
Foreign	(1.5)	(1.9)	(1.9)

Current Income tax expense	$(1.6)	$(2.3)	$(12.0)

A reconciliation of the statutory US federal income tax rate to the effective income tax rate is as follows:

Year ended December 31	2010	2009	2008

Statutory US federal tax rate	35%	35%	35%
State taxes net of federal benefit	–	2%	–
Tax on foreign activities	(6%)	–	10%
Impairment of intangible assets	–	(20%)	–

Effective income tax rate	29%	17%	45%

The US segment of the Business is included as part of the consolidated tax return of Rexam Inc.

At December 31, 2010, owners’ net investment in the undistributed earnings of foreign subsidiaries for which income taxes had not been provided approximated $4.8. It is not practicable to estimate the US and foreign tax which would be payable should these earnings be distributed.

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

13.	Stock based compensation

Rexam maintains equity and cash settled stock based compensation arrangements, including a Long Term Incentive Plan (LTIP) and a Phantom Stock Plan (Phantoms) in which certain employees of the Business participate.

The LTIP measures performance targets over a three year period. Options typically vest, subject to performance targets being achieved, on the third anniversary of the date of grant at zero cost to the employee. Equity settled options granted in 2010 are subject to two performance conditions, compound annual earnings per share growth of Rexam and relative total shareholder return performance of Rexam in the proportion 60% and 40%, respectively. Cash settled options granted in 2010 are subject to a single performance condition, compound earnings per share growth of Rexam.

Phantoms granted in 2008 vest three years after the grant date, without the need to achieve any performance targets, provided the participant is an employee of Rexam at that time, and expire ten years after grant date. The exercise price is set at market value using the market price of Rexam stock at the grant date.

A summary of the transactions under all stock based compensation arrangements is as follows:

	LTIP	Phantoms
(Option numbers in thousands)	Options	Options	Average
	Number	Number	Price*
Outstanding as of:
January 1, 2008	–	194.0	9.16
Granted	–	145.0	7.11
Expired or lapsed	–	(62.0)	8.75

December 31, 2008	–	277.0	6.17
Stock split adjustment	–	25.0	6.30
Expired or lapsed	–	(68.0)	7.29
Transferred in from another Rexam entity	–	41.0	6.43

December 31, 2009	–	275.0	6.48
Granted	717.0	–	–
Expired or lapsed	(61.0)	(71.0)	6.35
Transferred out to another Rexam entity	(99.0)	–	–
December 31, 2010	557.0	204.0	6.16

*    Weighted average exercise price per share

In August 2009, Rexam PLC issued additional awards to employees as a result of a 4 for 11 stock split. The additional awards were issued under the terms of the original award.

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

13.       Stock based compensation (continued)

The following table summarizes information about equity awards outstanding that are expected to vest:

(Option numbers in thousands)	Options	Average	Aggregate	Remaining
	Number	Price*	Intrinsic	term (Yrs)
			Value**
As of December 31, 2008
Phantoms	277	$6.17	$–	8.4

As of December 31, 2009
Phantoms	275	$6.48	$–	7.7

As of December 31, 2010
LTIP	557	$–	$4.22	2.2
Phantoms	204	$6.16	$–	6.6

*     Weighted average exercise price per share

**   Fair value less exercise price

The fair value of each award is calculated on the date of grant using the binomial model for Phantoms and the Monte Carlo and Black-Scholes models for LTIP. The following table indicates the assumptions used in estimating fair value.

Expected volatility                                                               28.9% to 39.4%
Weighted average volatility                                              31.9%
Expected term (years)                                                          2.2 to 2.7
Expected dividends                                                             4.5% to 6.1%
Risk free rate                                                                         0.8% to 3.3%

Historical data is used to estimate equity award exercise and employee termination behavior within the valuation models. The fair value of each Phantom award is recalculated at the end of each year and the liability and expense adjusted based on the new fair value. The compensation cost/(income) associated with all stock based compensation arrangements was $0.7, $0, and $(0.1) for the years ended December 31, 2010, 2009 and 2008, respectively.

As of December 31, 2010, there was $1.6 of total unrecognized compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 2.2 years.

14.       Restructurings

The Business periodically reviews and evaluates the need to restructure in order to streamline operations, improve efficiencies and reduce costs. These actions subject the Business to additional short term and one off costs, which may include facility shutdown costs, asset impairment charges, real estate carrying costs and employee severance costs.

2008

In July 2008, the decision was taken to close the plant at Bowling Green, OH as part of a cost savings program to increase plant utilization. The closure resulted in the transfer of 6 machines to other Rexam entities, the disposal of 12 machines to third parties, the elimination of 110 positions at a cost of $5.1 and other costs of $0.1.

In December 2008, the decision was taken to close the plant in Hungary. The closure resulted in the transfer of 6 machines to other Rexam entities, the termination of the plant lease at a cost of $1.1, the elimination of 52 positions at a cost of $0.7 and other costs of $0.8.

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

14.       Restructurings (continued)

Other employee severance costs in Mexico and Hot Springs, AR cost $0.3m in total.

2009

In July 2009, the decision was made to consolidate the Hot Springs, AR production into one plant resulting in the disposal of 35 machines to third parties and the elimination of 21 positions at cost of $1.0.

In November 2009 the decision was taken to close the plant at Hamlet, NC. The closure resulted in the transfer of 8 machines to other Rexam entities, the disposal of 20 machines to third parties and the elimination of 129 positions at a cost of $6.1.

The Business responded to the economic downturn in 2009 by eliminating a further 44 positions across the Business at a cost of $2.7.

2010

In January 2010, the decision was taken to close the plant at Constantine, MI plant as part of the continued cost savings program. The closure resulted in the disposal of 13 machines to third parties. As a result of this closure and other ongoing initiatives in the US, the Business eliminated 46 positions at a cost of $9.2 of which $5.0 will be paid during 2011. Building restoration costs for the Constantine, MI, facility of $2.1 were transferred to another Rexam entity together with the building where the ultimate disposal of the property will be managed.

In August 2010, the decision was taken to cease production at the Singapore plant, resulting in the elimination of 176 positions at a cost of $1.1.

Other costs, primarily real estate carrying costs, amounted to $1.7m in total.

The following is a summary of the restructuring liabilities recorded as a result of actions described above. Other carrying costs include building restoration and carrying costs and environmental costs.

	Employee	Lease
	severance	termination	Other
	costs	cost	costs	Total

Balance as of January 1, 2008	$0.3	$–	$0.2	$0.5
Expense	6.1	1.1	0.9	8.1
Payments	(4.7)	–	–	(4.7)
Exchange differences	(0.2)	–	–	(0.2)

Balance as of December 31, 2008	1.5	1.1	1.1	3.7
Expense	9.8	–	–	9.8
Payments	(4.4)	–	(0.8)	(5.2)
Exchange differences	(0.1)	–	–	(0.1)

Balance as of December 31, 2009	6.8	1.1	0.3	8.2
Expense	10.3	–	3.8	14.1
Payments	(12.1)	(0.9)	(2.0)	(15.0)
Transfer out to another Rexam entity	–	–	(2.1)	(2.1)
Exchange differences	–	(0.2)	–	(0.2)

Balance as of December 31, 2010	$5.0	$–	$–	$5.0

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

15.	Leases

Certain administrative and production facilities and equipment are leased and accounted for as operating leases. Most leases are short term in nature and may contain renewal options for varying periods. Certain leases include options to purchase the leased property during or at the end of the lease term. Leases generally require the Business to pay for insurance, taxes and maintenance of the property. Rent expense attributable to all buildings and equipment operating leases, including allocated rental expense, was $8.4, $9.3 and $7.2 for the years ended December 31, 2010, 2009 and 2008, respectively. Total minimum future rentals payments under non cancelable operating leases are as follows:

Fiscal year	Total

2011	$1.6
2012	1.8
2013	1.4
2014	0.7
2015	0.6
2016 and subsequent years	1.5

Total minimum lease payments under non cancelable operating leases	$7.6

The Business does not have any capital leases.

16.           Segment information

The Business reports segment information based on the “management” approach. This approach designates the internal reporting used by management for making decisions and assessing performance as the source of the reportable segments. The Business manages its operations primarily on a geographic basis. Accordingly, it determined its operating and reporting segments, which are generally based on the nature and location of its customers, to be the US and International operations. Each reportable operating segment provides similar products and similar services. The Business evaluates the performance of its operating segments based on net sales and operating (loss)/income.

Net sales for geographic segments are generally based on the location of customers. No single country outside of the US accounted for more than 10% of net sales in 2010, 2009 or 2008. There were two customers that individually accounted for more than 10% of net sales in 2010, 2009 and 2008.

Segment information for net sales, customers accounting for more than 10% of net sales, operating (loss)/income, depreciation and amortization and property, plant and equipment is as follows:

Years ended December 31	2010	2009	2008

US	$490.2	$508.6	$632.7
International	45.0	44.0	56.2
Inter segment	(1.9)	(1.1)	(1.1)

Net sales	$533.3	$551.5	$687.8

Rexam Closures

Notes to Combined Financial Statements

(Dollars in millions)

16.           Segment information (continued)

Years ended December 31	2010	2009	2008

Customer A:
US	$83.0	$99.6	$113.3
International	0.4	5.5	7.7

Customer B:
US	84.8	79.0	77.2
International	8.0	5.7	6.9

Customers accounting for more than 10% of net sales	$176.2	$189.8	$205.1

US	$(4.7)	$(685.9)	$18.4
International	(0.5)	4.5	2.3

Operating (loss)/income	$(5.2)	$(681.4)	$20.7

US	$45.4	$65.6	$61.1
International	1.5	1.4	2.1

Depreciation and amortization	$46.9	$67.0	$63.2

As of December 31	2010	2009

US	$183.8	$229.7
International	17.4	16.0

Property, plant and equipment	$201.2	$245.7

17.	Commitments and contingencies

The Business is occasionally involved in lawsuits relating to ongoing operations, investigations by regulatory and fiscal authorities and obligations arising under environmental legislation. Insurance coverage is generally maintained and estimated costs are recorded for claims and suits of this nature. It is the opinion of management that none of these will have a material adverse effect on the financial position, results of operations or cash flows of the Business. Costs related to such matters are not considered to be material in the years presented.